EXHIBIT 99.3



 PRO FORMA FINANCIAL INFORMATION OF APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                      AS OF SEPTEMBER 30, 1999 AND FOR THE YEAR
                           ENDED DECEMBER 31, 1998 AND THE
                         NINE MONTHS ENDED SEPTEMBER 30, 1999

INTRODUCTION

In January 2000, Apartment Investment and Management Company ("AIMCO"), through AIMCO Properties, L.P. (the "Operating Partnership"), completed its acquisition of the Regency Windsor Apartment Communities ("Regency"), which include fourteen separate residential apartment communities located in Indiana, Michigan and North Carolina. Additionally, in early 2000, AIMCO is expected to complete its acquisition of the Dreyfuss Apartment Communities ("Dreyfuss"), which include nine separate residential apartment communities located in Virginia and Maryland. Total consideration for the above acquisitions, which included a combination of cash, assumption of debt, preferred operating partnership units, and common operating partnership units, will be approximately $401.9 million. As of December 31, 1999, eleven of the Regency properties and three of the Dreyfuss properties had been acquired while in January 2000, closing procedures for an additional three Regency properties and one Dreyfuss property were completed. The remaining five Dreyfuss property closings are expected to be completed by the second quarter of 2000.

On October 1, 1998, AIMCO completed its merger with Insignia Financial Group ("IFG") ("the IFG Merger"). In the IFG Merger, IFG's common stock was converted into 8,423,751 shares of Class E Cumulative Convertible Preferred Stock of AIMCO ("Class E Preferred Stock") whose issue date market value approximately equaled $292 million. In addition to receiving the same dividends as holders of AIMCO Common Stock, holders of Class E Preferred Stock were entitled to a special dividend of approximately $50 million in the aggregate. When that special dividend was paid in January, 1999, the Class E Preferred Stock automatically converted into AIMCO Common Stock on a one-for-one basis, subject to antidilution adjustments, if any. In addition, AIMCO assumed approximately $411 million in indebtedness and other liabilities of IFG and its subsidiaries and subsidiaries of AIMCO, assumed approximately $149.5 million of convertible securities and purchased approximately $5 million of IFG stock prior to the Merger. On February 26, 1999, AIMCO completed its merger with Insignia Properties Trust ("IPT")(the "IPT Merger"). In the IPT Merger, IPT's common stock was converted into 4,826,745 shares of AIMCO Class A Common Stock whose market value approximately equaled $152 million. AIMCO assumed approximately $68 million in indebtedness. In connection with the IFG Merger and the IPT Merger, AIMCO incurred approximately $55 million in transaction costs for a combined transactional value of approximately $1,183 million. In connection with the IFG Merger, AIMCO assumed property management of approximately 192,000 multifamily units which consist of general and limited partnership investments in 115,000 units and third party management of 77,000 units. Insignia Properties Trust ("IPT"), which prior to the IFG Merger was a subsidiary of IFG, owns a 32% weighted average general and limited partnership interest in approximately 51,000 units.

Immediately following the IFG Merger, in order to satisfy certain requirements of the Internal Revenue Code of 1986 (the "Code") applicable to AIMCO's status as a REIT, AIMCO engaged in a reorganization (the "IFG Reorganization") of the assets and operations of IFG whereby IFG's operations are being conducted through corporations (the "Unconsolidated Subsidiaries") in which the Operating Partnership holds non-voting preferred stock that represents a 99% economic interest, and certain officers and/or directors of AIMCO hold, directly or indirectly, all of the voting common stock, representing a 1% economic interest. As a result of the controlling ownership interest in the Unconsolidated Subsidiaries held by others, the Operating Partnership accounts for its interest in the Unconsolidated Subsidiaries on the equity method.

On May 8, 1998, AIMCO completed a merger with Ambassador Apartments, Inc. ("Ambassador"), pursuant to which Ambassador was merged into AIMCO (the "Ambassador Merger"). Each outstanding share of stock ("Ambassador Common

Stock") of Ambassador, other than those shares held by AIMCO or Ambassador, were converted into 0.553 (the "Conversion Ratio") shares of AIMCO Common Stock. Any outstanding options to purchase Ambassador Common Stock were converted, at the election of the option holder, into cash or options to purchase AIMCO Common Stock at such options' then current exercise price divided by the Conversion Ratio. In accordance with the Agreement and Plan of Merger, dated December 23, 1997 and supplemented by letter dated as of March 11, 1998 (the "Ambassador Merger Agreement"), the outstanding shares of Class A Senior Cumulative Convertible Preferred Stock of Ambassador, (the "Ambassador Preferred Stock") were redeemed and converted into Ambassador Common Stock prior to the Ambassador Merger. Following the consummation of the Ambassador Merger, a subsidiary of the Operating Partnership was merged with and into the Ambassador Operating Partnership (the "Ambassador OP Merger"). Each outstanding unit of limited partnership interest in the Ambassador Operating Partnership was converted into the right to receive 0.553 OP Units, and as a result, the Ambassador Operating Partnership became a 99.9% owned subsidiary partnership of the Operating Partnership.

Also during 1998, AIMCO (i) (a) sold 4,200,000 shares of its Class D Cumulative Preferred Stock for net proceeds of $101.5 million (the "Class D Preferred Stock Offering"); (b) sold 4,050,000 shares of its Class G Cumulative Preferred Stock for net proceeds of $98.0 million (the "Class G Preferred Stock Offering"); (c) sold 2,000,000 shares of its Class H Cumulative Preferred Stock for net proceeds of $48.1 million (the "Class H Preferred Stock Offering"); and (d) sold 1,000,000 shares of its Class J Cumulative Convertible Preferred Stock in a private placement for $100.0 million (the "Class J Preferred Stock Offering") (collectively, the "1998 Stock Offerings"); (ii) purchased 31 properties for aggregate purchase consideration of $374.8 million, of which $78.6 million was paid in the form of OP Units (the "1998 Acquisitions"); (iii) sold two real estate properties (the "1998 Dispositions"); (iv) sold 1,400,000 Class B Preferred Partnership Units of a subsidiary and warrants to purchase 875,000 shares of AIMCO Class A Common Stock for $35.0 million (the "Preferred Partnership Unit Offering").

PRO FORMA FINANCIAL INFORMATION OF AIMCO

The following Pro Forma Consolidated Balance Sheet of AIMCO as of September 30, 1999 has been prepared as if each of the following transactions had occurred as of September 30, 1999: (i) the purchase of the Regency properties; and (ii) the purchase of the Dreyfuss properties.

The following Pro Forma Consolidated Statement of Operations of AIMCO for the year ended December 31, 1998 has been prepared as if each of the following transactions had occurred as of January 1, 1998: (i) the purchase of the Regency properties (ii) the purchase of the Dreyfuss properties (iii) the 1998 Stock Offerings; (iv) the 1998 Acquisitions; (v) the 1998 Dispositions; (vi) the Ambassador Merger; (vii) the IFG Merger; (viii) the AMIT Merger; (ix) the IPT Merger; (x) the IFG Reorganization; and (xi) the Preferred Partnership Unit Offering.

The following Pro Forma Consolidated Statement of Operations of AIMCO for the nine months ended September 30, 1999 has been prepared as if each of the following transactions had occurred as of January 1, 1998: (i) the purchase of the Regency properties; and (ii) the purchase of the Dreyfuss properties.

The following Pro Forma Financial Information is based, in part, on the following historical financial statements, which have been previously filed by AIMCO (i) the audited Consolidated Financial Statements of AIMCO for the year ended December 31, 1998; (ii) the unaudited Consolidated Financial Statements of AIMCO for the nine months ended September 30, 1999; (iii) the audited Combined Historical Summaries of Gross Income and Direct Operating Expenses of the Regency Windsor Apartment Communities for year ended December 31, 1998; (iv) the audited Combined Historical Summaries of Gross Income and Direct Operating Expenses of the Dreyfuss Apartment Communities for the year ended December 31, 1998; (v) the unaudited Consolidated Financial Statements of Ambassador for the four months ended April 30, 1998; (vi) the unaudited Consolidated Financial Statements of IFG for the nine months ended September 30, 1998; (vii) the unaudited Combined Historical Summaries of Gross Income and Direct Operating Expenses of the Regency Windsor Apartment Communities for nine months ended September 30, 1999; (viii) the unaudited Combined Historical Summaries of Gross Income and Direct Operating Expenses of the Dreyfuss Apartment Communities for the nine months ended September 30, 1999; (ix) the unaudited Consolidated Financial Statements of AMIT for the eight months ended August 31, 1998; (x) the unaudited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Realty Investment Apartment Communities I for the nine months ended September 30, 1998; (xi) the unaudited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Cirque Apartment Communities for the three months ended March 31, 1998; (xii) the unaudited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Realty Investment Apartment Communities II for the nine months ended September 30, 1998; and (xiii) the unaudited Historical Summary of Gross Income and Direct Operating Expenses of Calhoun Beach Club Apartments for the nine months ended September 30, 1998. The following Pro Forma Financial Information should be read in conjunction with such financial statements and the notes thereto incorporated by reference herein.

The unaudited Pro Forma Financial Information has been prepared using the purchase method of accounting whereby the assets and liabilities of the Regency properties, the Dreyfuss properties, Ambassador, IFG, IPT, and the 1998 Acquisitions are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information may differ from the amounts ultimately determined.

The following unaudited Pro Forma Financial Information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of AIMCO that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions or results of operations. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made.

                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            As of September 30, 1999
                         In thousands, except share data

                                                                                   1999 Completed & Probable
                                                                   Historical (A)      Transactions (B)          Pro-forma
                                                                   --------------  --------------------------   ------------
Real estate                                                         $ 2,757,218           $   393,678           $ 3,150,896
Property held for sale                                                    4,146                    --                 4,146
Investments in unconsolidated real estate partnerships                1,065,922                    --             1,065,922
Investments in unconsolidated subsidiaries                               46,781                    --                46,781
Notes receivable from unconsolidated real estate partnerships           105,925                    --               105,925
Notes receivable from and advances to unconsolidated subsidiaries       140,588                    --               140,588
Cash and cash equivalents                                                56,203               (27,605)               28,598
Restricted cash                                                          54,098                 2,705                56,803
Accounts receivable                                                      19,429                   399                19,828
Other assets                                                            256,858                 5,079               261,937
                                                                    -----------           -----------           -----------

TOTAL ASSETS                                                        $ 4,507,168           $   374,256           $ 4,881,424
                                                                    ===========           ===========           ===========

Secured notes payable                                               $ 1,189,187           $   232,797           $ 1,421,984
Secured tax-exempt bond financing                                       392,001                    --               392,001
Unsecured short-term financing                                          111,700                    --               111,700
                                                                    -----------           -----------           -----------

          Total indebtedness                                          1,692,888               232,797             1,925,685

Accounts payable, accrued and other liabilities                         142,532                18,482               161,014
Security deposits and prepaid rents                                      13,461                   684                14,145
                                                                    -----------           -----------           -----------

          Total liabilities                                           1,848,881                251,963            2,100,844

Company-obligated mandatory redeemable
  convertible preferred securities of a
  subsidiary trust                                                      149,500                    --               149,500
Minority interest in other entities                                      78,750                 2,276                81,026
Minority interest in operating partnership                              132,688               120,017               252,705

Stockholders' equity
Preferred stock                                                         641,250                    --               641,250
Class A common stock                                                        667                    --                   667
Additional paid in capital                                            1,888,613                    --             1,888,613
Notes receivable on common stock purchases                              (50,967)                   --               (50,967)
Distributions in excess of earnings                                    (182,214)                   --              (182,214)
                                                                    -----------           -----------           -----------

     Total stockholders' equity                                       2,297,349                    --             2,297,349
                                                                    -----------           -----------           -----------

TOTAL LIABILITIES AND EQUITY                                        $ 4,507,168           $   374,256             4,881,424
                                                                    ===========           ===========           ===========

(A) Represents the unaudited historical consolidated financial position of AIMCO as of September 30, 1999, as reported in AIMCO's Quarterly Report on Form 10-Q.

(B) Represent adjustments to reflect the Dreyfuss and Regency acquisitions as if they had occurred on September 30, 1999.

                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1998
                      (In thousands, except per share data)


                                                                                                1998 Completed
                                                                                  Historical(A) Transactions(B)  Ambassador (C)
                                                                                  ----------    ---------------  --------------
RENTAL PROPERTY OPERATIONS
 Rental and other property revenues                                                $ 377,139    $  28,001 (F)     $  35,480
 Property operating expenses                                                        (147,541)     (12,754)(F)       (14,912)
 Owned property management expense                                                   (11,013)      (1,187)(F)            --
 Depreciation                                                                        (84,635)      (6,511)(F)        (8,690)
                                                                                   ---------    ---------         ---------

 Income from property operations                                                     133,950        7,549            11,878
                                                                                   ---------    ---------         ---------
 SERVICE COMPANY BUSINESS
 Management fees and other income                                                     24,103           --                --
 Management and other expenses                                                       (16,764)          --                --
 Corporate overhead allocation                                                          (196)          --                --
                                                                                   ---------    ---------         ---------

 Income from service company business                                                  7,143           --                --

 General and administrative expenses                                                 (14,650)          --                --
 Interest expense                                                                    (89,424)        (494)(G)        (9,934)
 Interest income                                                                      30,450           (1)
 Equity in losses of unconsolidated real estate partnerships                          (4,854)          --               (71)
 Equity in earnings of unconsolidated subsidiaries                                    11,570           --                --
 Minority interest in other entities                                                    (468)         160 (H)            --
 Amortization                                                                         (8,735)          --                --
                                                                                   ---------    ---------         ---------

 Income from operations                                                               64,982        7,214             1,873
 Gain on disposition of properties                                                     4,674       (4,674)               --
                                                                                   ---------    ---------         ---------

 Income before minority interest in operating partnership                             69,656        2,540             1,873
 Minority interest in operating partnership                                           (5,182)         569 (I)           211 (I)
                                                                                   ---------    ---------         ---------

 Net Income                                                                           64,474        3,109             2,084
Income attributable to preferred stockholders                                         26,533       16,094                --
                                                                                   ---------    ---------         ---------
Income attributable to common stockholders                                         $  37,941    $ (12,985)        $   2,084
                                                                                   =========    =========         =========
Basic earnings per common share                                                    $    0.84
                                                                                   =========
Diluted earnings per common share                                                  $    0.80
                                                                                   =========
Weighted average common shares outstanding                                            45,187
                                                                                   =========
Weighted average common shares and common share equivalents outstanding               47,624
                                                                                   =========



                                                                                               1999 Completed & Probable
                                                                                   IFG (D)         Transactions (E)
                                                                                 ---------     -------------------------
RENTAL PROPERTY OPERATIONS
 Rental and other property revenues                                              $   8,126          $  69,631 (J)
 Property operating expenses                                                        (2,585)           (30,452)(J)
 Owned property management expense                                                      --             (2,822)(J)
 Depreciation                                                                       (2,487)           (11,165)(J)
                                                                                 ---------          ---------

 Income from property operations                                                     3,054             25,192
                                                                                 ---------          ---------
 SERVICE COMPANY BUSINESS
 Management fees and other income                                                   14,944                 --
 Management and other expenses                                                     (16,630)                --
 Corporate overhead allocation                                                          --                 --
                                                                                 ---------          ---------

 Income from service company business                                               (1,686)                --

 General and administrative expenses                                                (1,188)                --
 Interest expense                                                                  (17,826)           (18,477)(K)
 Interest income                                                                    22,644             (1,518)(L)
 Equity in losses of unconsolidated real estate partnerships                        (9,980)                --
 Equity in earnings of unconsolidated subsidiaries                                  (7,562)                --
 Minority interest in other entities                                                (7,537)                --
 Amortization                                                                           --                 --
                                                                                 ---------          ---------

 Income from operations                                                            (20,081)             5,197
 Gain on disposition of properties                                                      --                 --
                                                                                 ---------          ---------

 Income before minority interest in operating partnership                          (20,081)             5,197
 Minority interest in operating partnership                                          2,914             (9,004)(I)
                                                                                 ---------          ---------

 Net Income                                                                        (17,167)            (3,807)
Income attributable to preferred stockholders                                           --                 --
                                                                                 ---------          ---------
Income attributable to common stockholders                                       $ (17,167)         $  (3,807)
                                                                                 =========          =========
Basic earnings per common share

Diluted earnings per common share

Weighted average common shares outstanding

Weighted average common shares and common share equivalents outstanding



                                                                                  Pro
                                                                                  Forma
                                                                                ---------
RENTAL PROPERTY OPERATIONS
 Rental and other property revenues                                             $ 518,377
 Property operating expenses                                                     (208,244)
 Owned property management expense                                                (15,022)
 Depreciation                                                                    (113,488)
                                                                                ---------

 Income from property operations                                                  181,623
                                                                                ---------
 SERVICE COMPANY BUSINESS
 Management fees and other income                                                  39,047
 Management and other expenses                                                    (33,394)
 Corporate overhead allocation                                                       (196)
                                                                                ---------

 Income from service company business                                               5,457

 General and administrative expenses                                              (15,838)
 Interest expense                                                                (136,155)
 Interest income                                                                   51,575
 Equity in losses of unconsolidated real estate partnerships                      (14,905)
 Equity in earnings of unconsolidated subsidiaries                                  4,008
 Minority interest in other entities                                               (7,845)
 Amortization                                                                      (8,735)
                                                                                ---------

 Income from operations                                                            59,185
 Gain on disposition of properties                                                     --
                                                                                ---------

 Income before minority interest in operating partnership                          59,185
 Minority interest in operating partnership                                       (10,492)
                                                                                ---------

 Net Income                                                                        48,693
Income attributable to preferred stockholders                                      42,627
                                                                                ---------
Income attributable to common stockholders                                      $   6,066
                                                                                =========
Basic earnings per common share                                                 $    0.13
                                                                                =========
Diluted earnings per common share                                               $    0.13
                                                                                =========
Weighted average common shares outstanding                                         45,187
                                                                                =========
Weighted average common shares and common share equivalents outstanding            47,624
                                                                                =========

(A) Represents AIMCO's audited historical consolidated results of operations for the year ended December 31, 1998, as reported in AIMCO's Annual Report on Form 10-K.

(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1998: (i) the 1998 Stock Offerings; (ii) The 1998 Acquisitions; (iii) the 1998 Dispositions; and (iv) the Preferred Partnership Unit Offering.

(C) Represents adjustments to reflect the Ambassador Merger as if the transaction had taken place on January 1, 1998. These adjustments are detailed, as follows:

                                                                            Ambassador
                                                             Ambassador    Purchase Price
                                                             Historical(i)   Adjustments(ii)      Total
                                                             ----------    ---------------     ----------
Rental and other property revenues                            $ 35,480       $     --           $ 35,480

Property operating expenses                                    (14,912)            --            (14,912)
Owned property management expense                                   --             --                 --

Depreciation                                                    (7,270)        (1,420) (iii)      (8,690)

                                                              --------       --------           --------

Income from property operations                                 13,298         (1,420)            11,878
                                                              --------       --------           --------

Management fees and other income                                    --             --                 --
Management and other expenses                                       --             --                 --
Corporate overhead allocation                                       --             --                 --
                                                              --------       --------           --------

Income from service company business                                --             --                 --

General and administrative expenses                             (5,278)         5,278 (iv)            --
Interest expense                                               (10,079)           145 (v)         (9,934)
Interest income                                                     --             --                 --
Equity in losses of unconsolidated real estate partnerships        (71)            --                (71)
Equity in earnings of unconsolidated subsidiaries                   --             --                 --
Minority interest in other partnerships                           (252)           252 (vi)            --
Amortization                                                        --             --                 --
                                                              --------       --------           --------
Income before minority interest in AIMCO OP                     (2,382)         4,255              1,873

Minority interest in AIMCO Operating Partnership                    --            243 (I)            243
                                                              --------       --------           --------

Net Income                                                    $ (2,382)      $  4,498           $  2,116
                                                              ========       ========           ========


(i) Represents the unaudited historical statement of operations of Ambassador for the four months ended April 30, 1998. Certain reclassifications have been made to Ambassador's historical Statement of Operations to conform to AIMCO's Statement of Operations presentation.

(ii) Represents the following adjustments occurring as a result of the Ambassador Merger: (i) the incremental depreciation of the purchase price adjustment related to real estate; (ii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iii) the reduction of interest expense resulting from the net reduction of debt; and (iv) the elimination of the minority interest associated with Jupiter-I, L.P.

(iii) Represents incremental depreciation related to the real estate assets purchased in connection with the Ambassador Merger. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(iv) Decrease results from identified historical costs of certain items which will be eliminated or reduced as a result of the Ambassador Merger, as follows:


   Duplication of public company expenses......................  $  355
   Reduction in salaries and benefits..........................   2,482
   Merger related costs........................................   1,212
   Other.......................................................   1,229
                                                                 ------
                                                                 $5,278
                                                                 ======

       The reduction in salaries and benefits is pursuant to a restructuring plan, approved by AIMCO senior management, assuming that the Ambassador Merger had occurred on January 1, 1998 and that the restructuring plan was completed on January 1, 1998. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and date of completion.

(v) Represents the decrease in interest expense of $1,480 related to the repayment of the Ambassador revolving lines of credit upon consummation of the Ambassador Merger, offset by an increase in interest expense of $1,335 related to borrowings under the AIMCO line of credit.

(vi) Represents elimination of minority interest in Jupiter-I, L.P. resulting from the redemption of limited partnership interests not owned by Ambassador in connection with the Ambassador Merger.

(D) Represents adjustments to reflect the IFG Merger as if the transaction had taken place on January 1, 1998. These adjustments are detailed, as follows:

                                                                                 IFG                IFG
                                                                 IFG As         Merger          Reorganization
                                                             Adjusted (i)    Adjustments (ii)    Adjustments (iii)       Total
                                                             ------------    ----------------   ------------------     ----------
Rental and other property revenues                            $    8,126     $       --           $       --           $    8,126

Property operating expenses                                       (2,585)            --                   --               (2,585)

Depreciation                                                        (904)        (1,583) (iv)             --               (2,487)
                                                              ----------     ----------           ----------           ----------

Income from property operations                                    4,637         (1,583)                  --                3,054

Management fees and other income                                  71,155             --              (56,211)(x)           14,944
Management and other expenses                                    (55,463)       (19,000) (v)          57,833 (xi)         (16,630)
Corporate overhead allocation                                         --             --                   --                   --
                                                              ----------     ----------           ----------           ----------

Income from service company business                              15,692        (19,000)               1,622               (1,686)

General and administrative expenses                              (61,386)        45,823 (vi)          14,375 (x)           (1,188)
Interest expense                                                 (24,871)         7,045                   --              (17,826)

Interest income                                                   22,501             --                  143 (xii)         22,644
Equity in losses of unconsolidated subsidiaries                       --             --               (7,562)(xiii)        (7,562)
Equity in earnings of unconsolidated real estate partnerships     13,492        (23,472)(viii)            --               (9,980)
Minority interest                                                (14,159)         6,622 (vii)             --               (7,537)
                                                              ----------     ----------           ----------           ----------

Income from operations                                           (44,094)        15,435                8,578              (20,081)

Income tax provision                                               1,180         (1,180)(ix)              --                   --
Gain on disposition of property                                    6,576         (6,576)                  --                   --
                                                              ----------     ----------           ----------           ----------
Net Income                                                    $  (36,338)    $    7,679           $    8,578           $  (20,081)
                                                              ==========     ==========           ==========           ==========

(i) Represents adjustments to reflect the IFG Merger, the AMIT Merger, the IPT Merger and the spin-off of the common stock of Holdings as if these transactions had occurred on January 1, 1998. These adjustments are detailed, as follows:

                                           IFG           AMIT        HOLDINGS          IFG
                                      HISTORICAL(a)   MERGER(b)     SPIN-OFF(c)    AS ADJUSTED
                                      -------------   ----------   -------------   -----------

   Rental and other property
     revenues.......................    $   7,566       $  560       $      --      $  8,126
   Property operating expenses......       (2,585)          --              --        (2,585)
   Depreciation.....................         (904)          --              --          (904)
                                        ---------       ------       ---------      --------
   Income from property
     operations.....................        4,077          560              --         4,637
                                        ---------       ------       ---------      --------
   Management fees and other
     income.........................      311,475           --        (240,320)       71,155
   Management and other expenses....     (279,076)        (48)        223,661       (55,463)
                                        ---------       ------       ---------      --------
   Income from service company
     business.......................       32,399          (48)        (16,659)       15,692
                                        ---------       ------       ---------      --------
   General and administrative
     expenses.......................      (66,272)        (675)          5,561       (61,386)
   Interest expense.................      (24,164)          --            (707)      (24,871)
   Interest income..................       18,817        4,193            (509)       22,501
   Equity in losses of
     unconsolidated partnerships....       12,169           --           1,323        13,492
   Minority interest in other
     partnerships...................      (14,159)          --              --       (14,159)
                                        ---------       ------       ---------      --------
   Income (loss) from operations....      (37,133)       4,030         (10,991)      (44,094)
   Income tax provision.............       (4,772)          --           5,952         1,180
   Gain on disposition of property..        5,888          688              --         6,576
                                        ---------       ------       ---------      --------
   Item income (loss)...............    $ (36,017)      $4,718       $  (5,039)     $(36,338)
                                        =========       ======       =========      ========



---------------

       (a) Represents the unaudited consolidated results of operations of IFG for the nine months ended September 30, 1998. Certain reclassifications have been made to IFG's historical statement of operations to conform to AIMCO's statement of operations presentation.

       (b) Represents the historical statement of operations of AMIT, as well as pro forma adjustments related to the AMIT Merger. The AMIT Merger closed prior to the IFG Merger.

       (c) Represents the distribution of two shares of Holdings common stock for each three shares of IFG common stock to holders of IFG common stock.

(ii)   Represents the following adjustments occurring as a result of the IFG
       Merger: (a) the incremental depreciation of the purchase price adjustment related to consolidated real estate and investments in real estate partnerships; (b) the amortization of property management contracts resulting from the IFG Merger; (c) the increase in interest expense resulting from the net increase in debt; and (d) the elimination of the income tax provision.

(iii) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, AIMCO contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily management contracts and related working capital assets and liabilities related to IFG's third party management operations. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by IFG, with additional amortization recorded related to AIMCO's new basis resulting from the allocation of the purchase price of IFG.

(iv) Represents incremental depreciation related to the consolidated real estate assets purchased in connection with the IFG Merger and IPT Merger, based on AIMCO's new basis resulting from the allocation of the purchase price of IFG and IPT. Buildings and improvements are depreciated on the straight-line method over a period of 20 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(v) Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management business of IFG, based on AIMCO's new basis resulting from the allocation of the purchase price of IFG, including amortization of property management contracts of $30,096, and depreciation of furniture, fixtures, and equipment of $2,842, less IFG's historical depreciation and amortization of $13,938. Property management contracts are amortized using the straight-line method over a period of three years. Furniture, fixtures, and equipment are depreciated using the straight-line method over a period of three years.

(vi) Represents the elimination of merger related expenses recorded by IFG during the nine months ended September 30, 1998. In connection with the IFG Merger, certain IFG executives will receive one-time lump-sum payments in connection with the termination of their employment and option agreements. The total of these lump sum payments is estimated to be approximately $50,000.

(vii) Represents elimination of minority interest in IPT resulting from the IPT merger.

(viii) Represents amortization related to the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of IFG and IPT, based on an estimated average life of 20 years, and based on AIMCO's new basis resulting from the allocation of the purchase price of IFG and IPT.

(ix)   Represents the reversal of IFG's income tax provision.

(x) Represents the historical income and expenses associated with certain assets and liabilities of IFG that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG.

(xi) Represents (a) the historical expenses of $35,192 associated with certain assets and liabilities of IFG that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG; and (b) the depreciation and amortization of $22,641 of certain management contracts and furniture, fixtures, and equipment that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG, based on AIMCO's new basis resulting from the allocation of the purchase price of IFG.

(xii) Represents interest income of $2,861 earned on notes payable of $45,000 to AIMCO issued as consideration for certain assets and liabilities sold to the Unconsolidated Subsidiaries of AIMCO, net of the elimination of AIMCO's share of the related interest expense of $2,718 reflected in the equity in earnings of the Unconsolidated Subsidiaries.

(xiii) Represents AIMCO's equity in earnings of the Unconsolidated Subsidiaries.

(E) Represent adjustments to reflect the Dreyfuss and Regency acquisitions as if they had occurred on January 1, 1998.

(F) Represents adjustments to reflect the 1998 acquisitions, less the 1998 dispositions as if they had occurred on January 1, 1998. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO's investment in the properties.

      These adjustments are as follows:


                                               1998          1998
                                           ACQUISITIONS   DISPOSITIONS         TOTAL
                                           ------------   ------------      -----------
Rental and other property revenues           $   28,952      $     (951)     $   28,001
Property operating expense                      (13,130)            376         (12,754)
Owned property management expense                (1,224)             37          (1,187)
Depreciation                                     (6,604)             93          (6,511)


(G)   Represents adjustments to interest expense for the following:


Borrowings on AIMCO's credit facilities and other loans and
  mortgages assumed in connection with the 1998
  acquisitions ..................................................     $  (11,167)
Repayments on AIMCO's credit facilities and other
  indebtedness with proceeds from the 1998 dispositions and
  the 1998 stock offerings ......................................         10,326
Repayments on AIMCO's credit facilities and other
  indebtedness with proceeds from the preferred
  partnership unit offering .....................................            347
                                                                      ----------
                                                                      $     (494)
                                                                      ==========


(H) Represents (i) loss of $537 related to limited partners in consolidated partnerships acquired in connection with the 1998 Acquisitions and (ii) income of $377 allocable to the Partnership Preferred Units.

(I) Represents adjustments to Minority Interest in the AIMCO Operating Partnership assuming the Completed Transactions, the Ambassador Merger, the IFG Merger, the IPT Merger and the 1999 Completed and Probable Transactions had occurred as of January 1, 1998. On a pro forma basis, without giving effect to the Ambassador Merger, the IFG Merger, the IPT Merger, and the 1999 Completed and Probable Transactions, as of December 31, 1998, the minority interest percentage is approximately 15.6%. On a pro forma basis, without giving effect to the IFG Merger, the IPT Merger, and the 1999 Completed and Probable Transactions, as of December 31, 1998, the minority interest percentage is approximately 14.0%. On a pro forma basis, without giving effect to 1999 Completed and Probable Transactions, as of December 31, 1998, the minority interest percentage is approximately 13.1%. On a pro forma basis, giving effect to the Completed Transactions, the Ambassador Merger, the IFG Merger, the IPT Merger and the 1999 Completed and Probable Transactions, as of December 31, 1998, the minority interest percentage is approximately 14.0%.

(J) Represents adjustments to reflect the Regency acquisitions and the Dreyfuss acquisitions as if they had occurred on January 1, 1998. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO's investment in the properties.

(K) Represents adjustments to interest expense related to the assumption of mortgage debt in connection with the Regency acquisitions and Dreyfuss acquisitions.

(L) Represents adjustments to interest income related to the forfeiture of cash in connection with the Regency acquisitions and Dreyfuss acquisitions.

                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 1999
                      (In thousands, except per share data)


                                                                                           1999 Completed & Probable       Pro
                                                                           Historical (A)        Transactions             Forma
                                                                           --------------  -------------------------    ----------
RENTAL PROPERTY OPERATIONS:
 Rental and other property revenues                                             $  349,221             $ 53,559 (B)        402,780
 Property operating expenses                                                      (136,631)             (23,811)(B)       (160,442)
 Owned property management expense                                                 (10,439)              (2,169)(B)        (12,608)
 Depreciation                                                                      (83,078)              (8,374)(B)        (91,452)
                                                                                ----------      ---------------         ----------

 Income from property operations                                                   119,073               19,205            138,278
                                                                                ----------      ---------------         ----------

SERVICE COMPANY BUSINESS:
 Management fees and other income                                                   26,372                   --             26,372
 Management and other expenses                                                     (25,883)                  --            (25,883)
                                                                                ----------      ---------------         ----------

 Income (loss) from service company business                                           489                   --                489

 General and administrative expenses                                               (10,322)                  --            (10,322)
 Interest expense                                                                  (92,386)             (13,858)(C)       (106,244)

 Interest income                                                                    40,387               (1,139)(D)         39,248
 Equity in earnings (losses) of unconsolidated real estate partnerships              5,385                   --              5,385
 Equity in earnings of unconsolidated subsidiaries                                   1,829                   --              1,829
 Minority interest in other entities                                                    98                   --                 98
 Amortization                                                                       (5,826)                  --             (5,826)
                                                                                ----------      ---------------         ----------

 Income from operations                                                             58,727                4,208             62,935
 Gain on disposition of properties                                                     330                   --                330
                                                                                ----------      ---------------         ----------

 Income before minority interest in operating partnership                           59,057                4,208             63,265
 Minority interest in operating partnership                                         (2,497)              (4,314)(E)         (6,811)
                                                                                ----------      ---------------         ----------

 Net Income                                                                         56,560                 (106)            56,454
Income attributable to preferred stockholders                                       42,249                   --             42,249
                                                                                ----------      ---------------         ----------
Income attributable to common stockholders                                      $   14,311      $          (106)        $   14,205
                                                                                ==========      ===============         ==========

Basic earnings per common share                                                 $     0.23                              $     0.23
                                                                                ==========                              ==========
Diluted earnings per common share                                               $     0.23                              $     0.23
                                                                                ==========                              ==========

Weighted average common shares outstanding                                          61,054                                  61,054
                                                                                ==========                              ==========
Weighted average common shares and common share equivalents outstanding             62,472                                  62,472
                                                                                ==========                              ==========

(A) Represents AIMCO's unaudited consolidated results of operations for the nine months ended September 30, 1999, as reported in AIMCO's quarterly report on form 10-Q.

(B) Represent adjustments to reflect the Dreyfuss and Regency acquisitions as if they had occurred on January 1, 1998. These pro-forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO's investment in the properties.

(C) Represents interest expense adjustment related to the assumption of mortgage debt in connection with the Regency acquisitions and Dreyfuss acquisitions.

(D) Represents interest income adjustment related to the forfeiture of cash in connection with the Regency acquisitions and Dreyfuss acquisitions.

(E) Represents minority interest adjustment based on the preferred and common operating partnership units that were issued in connection with the Dreyfuss and Regency acquisitions being outstanding for the entire period presented. On a pro forma basis, the minority interest percentage is approximately 10.8% for the nine months ended September 30, 1999.